UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 29, 2025
Lazydays Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-38424	82-4183498
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4042 Park Oaks Blvd., Suite 350, Tampa, Florida	33610
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(813) 246-4999

N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	GORV	Nasdaq Capital Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On April 29, 2025, the Audit Committee (the “Audit Committee”) of the Board of Directors of Lazydays Holdings, Inc. (the “Company”), after discussion with management and RSM US LLP, the Company’s independent registered public accounting firm, concluded that its previously issued audited consolidated financial statements as of and for the year ended December 31, 2024 (the “Prior Financial Statements”) should no longer be relied upon because of an error related to the fair value of warrant liabilities and that the Company needed to restate the Prior Financial Statements.

The Company’s warrant liabilities are recorded at fair value at the end of each reporting period and transaction date with changes in fair value recorded in the Company’s consolidated statements of operations and comprehensive loss. Management identified an error in the calculation of the Company’s fourth quarter 2024 fair value of warrant liabilities, which error resulted in an overstatement of the Company’s previously reported warrant liabilities and loss on change in fair value of warrant liabilities of $16.3 million.

On April 30, 2025, with the recommendation of the Audit Committee, the Board of Directors of the Company approved a restatement of the Prior Financial Statements to correct this error and an amendment to the Annual Report on Form 10-K for the year ended December 31, 2024 in order to restate the Prior Financial Statements and related disclosures. The Company intends to file such amendment as soon as practicable after this Current Report on Form 8-K.

In connection with the restatement of the Prior Financial Statements, the Company concluded its disclosure controls and procedures as of December 31, 2024 remained ineffective due to the unremediated material weaknesses previously disclosed in its Annual Report on Form 10-K for the year ended December 31, 2024.

The Company’s management and Audit Committee have discussed the matters disclosed in this Item 4.02 with RSM US LLP, the Company’s independent registered public accounting firm.
Cautionary Note Regarding Forward-Looking Statements

This Current Report on Form 8-K includes “forward-looking statements” within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward looking statements include statements regarding the Company’s goals, plans, projections and guidance regarding its Common Stock, financial and liquidity position, results of operations, market position, pending and potential future transactions and business strategy, and often contain words such as “project,” “outlook,” “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “may,” “seek,” “would,” “should,” “likely,” “goal,” “strategy,” “future,” “maintain,” “continue,” “remain,” “target” or “will” and similar references to future periods. Examples of forward-looking statements herein include, among others, statements regarding the Company’s estimates of the impact of the restatement of the Prior Financial Statements and the timing of the Company’s filings with the U.S. Securities and Exchange Commission and the issuance of restated financial statements.

By their nature, forward-looking statements involve risks and uncertainties because they relate to events that depend on circumstances that may or may not occur in the future. Forward-looking statements are not guarantees of future results or occurrences, and the actual results or occurrences may differ materially from those made in the forward-looking statements in this Current Report on Form 8-K. The risks and uncertainties that could cause actual results or occurrences to differ materially from forward-looking statements include, without limitation, future economic and financial conditions (both nationally and locally), changes in customer demand, the Company’s relationship with, and the financial and operational stability of, vehicle manufacturers and other suppliers, risks associated with the Company’s indebtedness (including the Company’s ability to obtain further waivers or amendments to credit agreements, the actions or inactions of its lenders, available borrowing capacity, its compliance with financial covenants and its ability to refinance or repay indebtedness on terms acceptable to the Company), acts of God or other incidents which may adversely impact the Company’s operations and financial performance, government regulations, legislation and other risks and uncertainties set forth throughout under the headers “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” and in the notes to the Company’s financial statements, in the Company’s most recent Quarterly Report on Form 10-Q, Annual Report on Form 10-K and from time to time in its other filings with the U.S. Securities and Exchange Commission. The Company urges you to carefully consider this information and not place undue reliance on forward-looking statements. The Company undertakes no duty to update its forward-looking statements, which are made as of the date hereof.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAZYDAYS HOLDINGS, INC.

Date: April 30, 2025	/s/ Ronald K. Fleming
Ronald K. Fleming Interim Chief Executive Officer